Exhibit 99.1

The Hanover Estimates Third Quarter Catastrophe Losses and Preliminary Results

WORCESTER, Mass., Oct. 18, 2023 – The Hanover Insurance Group, Inc. (NYSE: THG) today announced a preliminary estimate for third quarter 2023 catastrophe losses of $195.8 million, before taxes, or 13.7 points of net earned premium. The losses resulted from multiple convective storms across the Midwestern United States. Hail and wind damage represented the majority of reported losses, which primarily impacted the company’s Personal Lines business.

“Severe weather represented a formidable challenge in the third quarter for us and the industry, generating significant catastrophe losses and adversely impacting bottom line results,” said John C. Roche, president and chief executive officer at The Hanover. “We have taken decisive action across our Personal and Core Commercial businesses, which will enable us to more effectively manage catastrophe risks, while continuing to deliver comprehensive and innovative insurance solutions for our agent partners and customers. Among other actions, we are implementing multiple initiatives to increase catastrophe resiliency in our homeowners business, including strengthening terms and conditions, increasing all-peril deductibles, introducing wind and hail deductibles in additional states, applying aged roof amortization schedules in certain geographies, and reinforcing our emphasis on risk prevention measures.”

“During the quarter we continued to successfully build on our margin recapture plan, implementing double-digit price increases and executing underwriting actions in property lines,” Roche said. “We are encouraged by the early progress reflected in our underlying performance. Excluding catastrophes, we achieved very strong results, delivering meaningful improvement in our Core Commercial and Specialty segments, as well as in personal auto. We increased homeowners renewal prices by 23.4% in the quarter and expect increases of 27% in the fourth quarter. These results underscore the effectiveness of our profitability enhancement program, and give us even greater confidence in our ability to further improve performance in our personal auto and homeowners books, and to deliver on our long-term profitability targets.”

Taking catastrophe loss estimates and other currently available information into account, the company expects to report a third quarter 2023 combined ratio of 104.4%, and a combined ratio, excluding catastrophes (1), of 90.7%. The company also expects to generate after-tax net income of $0.24 per diluted share and operating income of $0.19 per diluted share(2) for the third quarter.

Three months ended
September 30, 2023*

Combined ratio (GAAP)	104.4%
Less: Catastrophe ratio	13.7%
Combined ratio, excluding catastrophes(1)(non-GAAP)	90.7%

Three months ended
September 30, 2023*

Loss and LAE ratio (GAAP)	74.2%
Less: Catastrophe ratio	13.7%
Less: Prior-year development ratio	(0.1)%
Current accident year loss and LAE ratio, excluding catastrophes (non-GAAP)(3)	60.6%

*Results The Hanover expects to report for three months ended September 30, 2023, taking catastrophe loss estimates and other currently available information into account.

About The Hanover

The Hanover Insurance Group, Inc. is the holding company for several property and casualty insurance companies, which together constitute one of the largest insurance businesses in the United States. The company provides exceptional insurance solutions through a select group of independent agents and brokers. Together with its agent partners, The Hanover offers standard and specialized insurance protection for small and mid-sized businesses, as well as for homes, automobiles, and other personal items. For more information, please visit hanover.com.

Contacts:
Investors: Oksana Lukasheva (508) 525-6081 Email: olukasheva@hanover.com	Media: Emily P. Trevallion (508) 855-3263 Email: etrevallion@hanover.com

Forward-Looking Statements

The Hanover Insurance Group, Inc.’s (“the company”) estimate of catastrophe losses and preliminary third quarter 2023 results, including, but not limited to, combined ratio, combined ratio excluding catastrophes and/or prior-year reserve development, current accident year loss and LAE ratio, excluding catastrophes, catastrophe ratio, prior-year reserve development ratio, net income per diluted share, operating income per diluted share, renewal price change, improvements in personal auto and the company’s Core Commercial and Specialty segments, as well as other items in the reconciliations from non-GAAP to GAAP measures, are based on estimates and projections that are subject to revision and uncertainty. Certain statements made in this document, including with respect to the company’s ability to deliver on expectations regarding effective management of catastrophe risk, improved profitability, and successful implementation of its margin recapture plan, may be forward-looking statements. All statements, other than statements of historical facts, may be forward-looking statements. Such estimates and statements are forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Words such as, but not limited to, “believes,” “anticipates,” “expects,” “may,” “projects,” “projections,” “plan,” “likely,” “potential,” “targeted,” “forecasts,” “confident,” “should,” “could,” “continue,” “outlook,” “guidance,” “target profitability,” “modeling,” “moving forward,” “will,” and other similar expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. The company cautions investors that any such forward-looking statements are estimates, beliefs, expectations and/or projections that involve significant judgment, and that historical results, trends and forward-looking statements are not guarantees and are not necessarily indicative of future performance. Actual results could differ materially from those anticipated.

Investors should consider the risks and uncertainties in the company’s business that may affect such estimates, including (i) the inherent difficulties in arriving at such estimates; (ii) variation in the company’s current estimates that may change as the company finalizes its financial results; (iii) the lingering economic effects of the pandemic, as well as the current inflationary environment, on the company’s financial and operating results; (iv) legislative and regulatory actions, as well as litigation and the possibility of adverse judicial decisions; and (v) competitive pressures to moderate the company’s margin recapture plan and (vi) other risks and uncertainties that are discussed in readily available documents, including the company’s latest annual report on Form 10-K, quarterly reports on Form 10-Q, and other documents filed by the company with the Securities and Exchange Commission, which are also available on hanover.com under “Investors – Financials.” The difficulties at arriving at estimates with regard to catastrophes related to rain, wind, flooding, hail, tornados, winter storms, and other losses may be caused by several factors, including difficulties policyholders may experience when reporting claims, The Hanover's ability to adjust claims because of the devastation encountered or late discovery of damages; difficulties accessing loss locations; the challenge of making final estimates to repair or replace properties during the early stages of examining damaged properties; applicable cause of loss for certain policies; the effect of higher cost of repairs due to, among other things, "demand surge," supply chain disruptions and economic inflation; potential latent damages, which are not discovered until later; potential business interruption claims, the extent of which cannot be known at the time, especially for customers who have not fully resumed their operations; the inherent uncertainty of estimating loss and loss adjustment reserves; uncertainties related to litigation and policy interpretation; and other factors.

Non-GAAP Financial Measures

As discussed on page 38 of the company’s Annual Report on Form 10-K for the year ended December 31, 2022, the company uses non-GAAP financial measures as important measures of its operating performance, including operating income, operating income before interest expense and income taxes, operating income per share, and components of the combined ratio, both excluding and/or including, catastrophe losses, prior-year reserve development and the expense ratio. Management believes these non-GAAP financial measures are important indications of the company’s operating performance. The definition of other non-GAAP financial measures and terms can be found in the 2022 Annual Report on pages 63-66.

Operating income and operating income per diluted share are non-GAAP measures. They are defined as net income excluding the after-tax impact of net realized and unrealized investment gains (losses), gains and/or losses on the repayment of debt, other non-operating items, and results from discontinued operations. Net realized and unrealized investment gains (losses), which include changes in the fair value of equity securities still held, are excluded for purposes of presenting operating income, as they are, to a certain extent, determined by interest rates, financial markets and the timing of sales. Operating income also excludes net gains and losses from disposals of businesses, gains and losses related to the repayment of debt, costs to acquire businesses, restructuring costs, the cumulative effect of accounting changes, and certain other items. Operating income is the sum of the segment income (loss) from: Core Commercial, Specialty, Personal Lines, and Other, after interest expense and income taxes. In reference to one of the company’s four segments, “operating income (loss)” is the segment income before both interest expense and income taxes. The company also uses “operating income per share” (which is after both interest expense and income taxes). Operating income per share is calculated by dividing operating income by the weighted average number of diluted shares of common stock. The company believes that metrics of operating income and operating income (loss) in relation to its four segments provide investors with a valuable measure of the performance of the company’s continuing businesses because they highlight the portion of net income attributable to the core operations of the business. Income from continuing operations is the most directly comparable GAAP measure for operating income (and operating income before income taxes) and measures of operating income that exclude the effects of catastrophe losses and/or prior-year reserve development should not be misconstrued as substitutes for income from continuing operations or net income determined in accordance with GAAP. A reconciliation of operating income to income from continuing operations and net income for the relevant periods is included in the following pages of this news release.

The company may provide measures of operating income and combined ratios that exclude the impact of catastrophe losses (which in all respects include prior accident year catastrophe loss development). A catastrophe is a severe loss, resulting from natural or manmade events, including, but is not limited to, hurricanes, tornados, windstorms, earthquakes, hail, severe winter weather, freeze events, fire, explosions, civil unrest and terrorism. Due to the unique characteristics of each catastrophe loss, there is an inherent inability to reasonably estimate the timing or loss amount in advance. The company believes a separate discussion excluding the effects of catastrophe losses is meaningful to understand the underlying trends and variability of earnings, loss and combined ratio results, among others.

Prior accident year reserve development, which can either be favorable or unfavorable, represents changes in the company’s estimate of costs related to claims from prior years. Calendar year loss and loss adjustment expense (“LAE”) ratios determined in accordance with GAAP, excluding prior accident year reserve development, are sometimes referred to as “current accident year loss ratios.” The company believes a discussion of loss and combined ratios, excluding prior accident year reserve development, is helpful since it provides insight into both estimates of current accident year results and the accuracy of prior-year estimates.

The loss and combined ratios in accordance with GAAP are the most directly comparable GAAP measures for the loss and combined ratios calculated excluding the effects of catastrophe losses and/or prior-year reserve development. The presentation of loss and combined ratios calculated excluding the effects of catastrophe losses and/or prior-year reserve development should not be misconstrued as substitutes for the loss and/or combined ratios determined in accordance with GAAP.

Endnotes

(1)
Combined ratio, excluding catastrophes, and current accident year combined ratio, excluding catastrophes, are non-GAAP measures. The combined ratio (which includes catastrophe losses and prior-year loss reserve development) is the most directly comparable GAAP measure. A reconciliation of the GAAP combined ratio to the combined ratio, excluding catastrophes, is shown on the preceding pages of this news release.

(2)
Operating income and operating income per share are non-GAAP measures. The following table provides the reconciliation of operating income and operating income per share to the most directly comparable GAAP measures, income from continuing operations and income from continuing operations per share, respectively.

The Hanover Insurance Group, Inc.

	Three months ended
	September 30, 2023*
($ in millions except per share data)	$ Amount	Per Diluted Share

Net income	$8.6	$0.24
Less: Income from discontinued Chaucer business	0.4	0.01
Income from continuing operations, net of taxes	8.2	0.23
Less: Non-operating items
Net realized losses from sales and other	(0.9)	(0.03)
Net change in fair value of equity securities	(5.2)	(0.14)
Income tax benefit on non-operating items	7.5	0.21
Operating income after income taxes	$6.8	$0.19
Diluted weighted average shares outstanding		36.1

*Results The Hanover expects to report for three months ended September 30, 2023, taking catastrophe loss estimates and other currently available information into account.

(3)
Current accident year loss and LAE ratio, excluding catastrophes, is a non-GAAP measure, which is equal to the loss and LAE ratio ("loss ratio"), excluding prior-year reserve development and catastrophe losses. The loss ratio (which includes losses, LAE, catastrophe losses and prior-year loss reserve development) is the most directly comparable GAAP measure. A reconciliation of the GAAP loss ratio to the current accident year loss ratio, excluding catastrophes, is shown on the preceding pages of this news release.